AE

Applied Energetics

A DELAWARE CORPORATION

COMMON STOCK

CUSIP 03819M 10 6

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $.001 PAR VALUE PER SHARE, OF

Applied Energetics, Inc.

(the "Company"), transferable in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. The holder hereof accepts said shares of common stock with notice of and subject to, the provisions of the Company's Certificate of Incorporation and Bylaws and all amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

Applied Energetics, Inc. CORPORATE SEAL 1992 DELAWARE

PRESIDENT

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: DENISE HOPKINS 931-490-1714 PROOF OF FEBRUARY 27, 2008 APPLIED ENERGETICS TSB 29513 FC LOT 2
SALES: E. BUCKLEY 951-340-1950	Operator: AMR
/ ETHER 7 / LIVE JOBS / A / APPLIED 29513 FC LOT 2	Rev. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors selected for printing: Logo is in EPS format; PRINTS IN PMS 5405 AND PMS 540. INTAGLIO PRINTS SC3 DARK GREEN.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

The Company is authorized to issue more than one class of stock. A statement of the powers, designations, preferences, and the relative, participating, optional or other rights of each class and series of stock and the qualifications, limitations or restrictions thereon will be provided without charge to each stockholder upon request to the Company.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common
TEN ENT —as tenants by the entireties
JT TEN —as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—............Custodian...........
(Cust) (Minor)
under Uniform Gifts to Minors
Act..........
(State)

Additional abbreviations may also be used though not in the above list.

For value received_______________________________ hereby sell, assign and transfer unto

Please insert Social Security or other identifying number of assignee, if any

____

____

Please print or typewrite name and address including postal zip code of assignee

____

____

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____Attorney

to transfer the said stock on the books of the Company with full power of substitution in the premises.

Signature:

____

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular without alteration or enlargement, or any change whatever.

Date:_______________________________________

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: DENISE HOPKINS 931-490-1714 PROOF OF FEBRUARY 26, 2008 APPLIED ENERGETICS TSB 29513 BK LOT 2
SALES: E. BUCKLEY 951-340-1950	Operator: AP
/ ETHER 7 / LIVE JOBS / A /APPLIED 29513 BK LOT 2	NEW

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____OK AS IS ____OK WITH CHANGES____ MAKE CHANGES AND SEND ANOTHER PROOF